Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS FOR THE QUARTER
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced for the three months ended June 30, 2008, CNB had consolidated net income of $770,000, or $1.70 per share as compared to $656,000, or $1.43 per share for the three months ended June 30, 2007. For the six months ended June 30, 2008, CNB has consolidated net income of $1.5 million, or $3.42 per share compared to $1.3 million, or $2.80 per share for the six months ended June 30, 2007.
     CNB, with total assets at June 30, 2008 of $282.7 million, has two full service offices and ATMs in Berkeley Springs, West Virginia. The Bank has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2008 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow -

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)

ASSETS
Cash and due from banks	$7,852,361	$7,791,093
Securities available for sale (at approximate market value)	61,976,432	66,017,231
Federal Home Loan Bank stock, at cost	2,484,200	2,623,600
Loans and lease receivable, net	198,829,832	202,668,845
Accrued interest receivable	1,299,582	1,406,804
Foreclosed real estate (held for sale), net	238,553	150,845
Premises and equipment, net	5,952,202	6,111,273
Deferred income taxes	1,490,724	927,843
Cash surrender value of life insurance	1,634,612	1,491,093
Intangible assets	329,903	385,661
Other assets	645,851	841,156

TOTAL ASSETS	$282,734,252	$290,415,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$42,445,401	$42,690,898
Interest-bearing demand	33,912,169	35,278,551
Savings	24,314,865	23,462,625
Time, $100,000 and over	48,980,517	44,493,979
Other time	76,065,744	80,718,661

	$225,718,696	$226,644,714
Accrued interest payable	1,122,550	1,281,166
FHLB borrowings	30,200,000	37,500,000
Accrued expenses and other liabilities	2,612,377	2,168,119

TOTAL LIABILITIES	$259,653,623	$267,593,999

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares issued at June 30, 2008 and December 31, 2007 and 451,049 outstanding at June 30, 2008 and 454,949 outstanding at December 31, 2007	$458,048	$458,048
Capital surplus	4,163,592	4,163,592
Retained earnings	20,465,261	19,155,244
Accumulated other comprehensive income (loss)	(1,541,764)	(747,806)

	$23,545,137	$23,029,078
Less treasury stock, at cost, 3,900 shares in 2008 and 3,099 shares in 2007	(464,508)	(207,633)

TOTAL SHAREHOLDERS’ EQUITY	$23,080,629	$22,821,445

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$282,734,252	$290,415,444

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$3,444,702	$3,598,134	$7,061,430	$7,255,996
Interest and dividends on securities U.S. Government agencies and corporations	140,794	326,642	362,282	657,720
Corporate bonds	91,639	—	146,717	—
Mortgage backed securities	344,170	102,957	663,014	205,359
State and political subdivisions	132,668	99,210	243,147	202,722
Dividend income	22,580	24,130	50,377	50,700
Interest on FHLB deposits	1,229	2,482	2,080	2,965
Interest on federal funds sold	—	28,142	—	36,295

	$4,177,782	$4,181,697	$8,529,047	$8,411,757

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$1,398,183	$1,778,088	$2,920,485	$3,389,969
Interest on FHLB borrowings	174,197	70,525	444,786	294,986

	$1,572,380	$1,848,613	$3,365,271	$3,684,955

NET INTEREST INCOME	$2,605,402	$2,333,084	$5,163,776	$4,726,802

PROVISION FOR LOAN LOSSES	120,000	35,500	225,000	97,999

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$2,485,402	$2,297,584	$4,938,776	$4,628,803

NONINTEREST INCOME
Service charges on deposit accounts	$344,265	$336,762	$674,806	$640,108
Other service charges, commissions and fees	211,154	200,356	411,432	383,430
Other operating income	16,761	78,676	37,060	97,462
Income from title company	3,002	2,695	6,730	5,839
Net gain on sales of loans	9,383	28,953	35,970	55,169
Net gain (loss) on sale of securities	4,315	238	94,256	(1,879)
Net gain (loss) on disposal of premises and equipment	—	1,100	(484)	54

	$588,880	$648,780	$1,259,770	$1,180,183

NONINTEREST EXPENSES
Salaries	$757,779	$784,139	$1,510,342	$1,526,740
Employee benefits	346,214	302,757	688,792	626,987
Occupancy of premises	123,179	134,270	241,866	263,248
Furniture and equipment expense	201,233	210,692	407,271	419,366
Other operating expenses	497,555	526,144	1,036,517	1,034,828

	$1,925,960	$1,958,002	$3,884,788	$3,871,169

INCOME BEFORE INCOME TAXES	$1,148,322	$988,362	$2,313,758	$1,937,817

PROVISION FOR INCOME TAXES	378,679	331,893	764,685	655,211

NET INCOME	$769,643	$656,469	$1,549,073	$1,282,606

BASIC EARNINGS PER SHARE	$1.70	$1.43	$3.42	$2.80

The Notes to Consolidated Financial Statements are an integral part of these statements.